Exhibit 1.1

China Distance Education Holdings Limited

(a Cayman Islands exempted limited liability company)

8,750,000 American Depositary Shares

Representing 35,000,000 Ordinary Shares ($0.0001 par value) and an option to purchase from the Company up to 5,250,000 additional Ordinary Shares to cover over-allotment

Underwriting Agreement

New York, New York

July [—], 2008

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

As Representatives of the several

Underwriters,

Ladies and Gentlemen:

China Distance Education Holdings Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), proposes to sell to the several Underwriters, for whom Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”), 8,750,000 American Depositary Shares (the “ADSs”) representing 35,000,000 ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,312,500 ADSs representing 5,250,000 additional Ordinary Shares to cover over-allotments, if any (the “Option Shares” and together with the Underwritten Shares, the “Shares”).

The Ordinary Shares to be purchased by the Underwriters hereunder will be deposited pursuant to the Deposit Agreement, dated as of July [—], 2008 (the “Deposit Agreement”), entered into among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”) and all holders from time to time of the ADSs. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent four Ordinary Shares and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Securities,” “Option Securities,” and “Securities” shall be deemed to refer, respectively, to Underwritten Shares, Option Shares, and Shares as well as, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs.

The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Agreement are defined in Section 24 hereof.

1. Representations and Warranties.

(i)    The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)    The Company has prepared and filed with the Commission a registration statement (file number 333-152167) on Form F-1, including related preliminary prospectuses for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective and been furnished or made available to you. The Company will next file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information with respect to the Underlying Shares and the offering thereof in the form of ADSs required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with to the satisfaction of the Commission; the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act.

(b)    On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined in this Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, neither (x) the Disclosure Package, nor (y) any individual Free Writing Prospectus not included in the Disclosure Package, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Prospectus (or any supplement thereto) or the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Prospectus (or any supplement thereto) or the Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)    The Company does not own or control, directly or indirectly, any corporation, association or entity other than China Distance Education Limited (“CDEL Hong Kong”), a limited liability company established under the laws of the Hong Kong Special Administrative Region (“Hong Kong”); Beijing Champion Education Technology Co., Ltd (“Champion Education Technology”) and Beijing Champion Distance Education Technology Co., Ltd. (“Champion Technology”), each a wholly foreign owned enterprise established under the laws of the People’s Republic of China (the “PRC”); and Beijing Champion Hi-Tech Co., Ltd (“Beijing Champion”), a limited liability company established under the laws of the PRC. Each of the Company, its subsidiaries and Beijing Champion has been duly incorporated and is validly existing as a corporation in good standing in the case of the Company or is validly existing as a limited liability company with full legal person status in the case of its subsidiaries and Beijing Champion under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

(d)    All the outstanding share capital of each of the subsidiaries of the Company and Beijing Champion has been duly and validly authorized and issued or subscribed for and are fully paid and nonassessable; all outstanding share capital of each of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiary(ies) free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; Mr. Zhengdong Zhu and Ms. Baohong Yin respectively owns 71% and 29% of the equity interests in Beijing Champion free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except as disclosed in the Disclosure Package and the Prospectus.

(e)    There is no franchise, contract or other document of a character required by the Act to be described in the Registration Statement, the ADS Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters would contain in the Prospectus).

(f)    The statements contained in the Preliminary Prospectus and the Prospectus under the captions “Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Business,” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g)    Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(h)    The Company is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(i)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as (i) have been obtained under the Act; (ii) may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and (iii) the China Securities Regulatory Commission approval or approval by another PRC regulatory agency (“M&A Rules Approval”) that may be required as set forth in the Disclosure Package and the Prospectus.

(j)    Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its subsidiaries or Beijing Champion pursuant to, (i) the charter or by-laws of the Company, any of its subsidiaries or Beijing Champion, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, any of its subsidiaries or Beijing Champion is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of its subsidiaries or Beijing Champion of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or Beijing Champion or any of its or their properties, except that in the case of item (ii), such conflict, breach, violation or imposition will not have a Material Adverse Effect (as defined in paragraph (m) of this section) and in the case of item(iii), such conflict, breach, violation or imposition is resulted from the CSRC Approval that may be required as set forth in the Disclosure Package and the Prospectus.

(k)    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such piggyback registration rights of the series A investors under a shareholders agreement dated March 7, 2007, among the Company, CDEL Hong Kong, Champion Shine Trading Limited, Empire China Limited, Orchid Asia III, L.P., Orchid Asia Co-Investment Limited, Artson Limited, Mr. Zhengdong Zhu, Mr. Hongfeng Sun and Ms. Baohong Yin as have been effectively waived by such series A investors.

(l)    The consolidated historical financial statements of the Company, its consolidated subsidiaries and Beijing Champion included in the Preliminary Prospectus, the Prospectus and the Registration Statement together with the related notes present fairly the financial condition, results of operations and cash flows of the Company, its consolidated subsidiaries and Beijing Champion as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the

Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(m)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries, Beijing Champion or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Deposit Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, its subsidiaries and Beijing Champion, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(n)    Each of the Company, its subsidiaries and Beijing Champion owns, leases or has the rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(o)    Except as disclosed in the Disclosed Package and the Prospectus, none of the Company, any of its subsidiaries or Beijing Champion is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, such subsidiaries, Beijing Champion or any of its properties, as applicable, except that in the case of items (ii) and (iii), such violation or default will not have a Material Adverse Effect.

(p)    Except as disclosed in the Disclosure Package and the Prospectus, the ownership structures of the Company’s PRC subsidiaries and Beijing Champion, both currently and after giving effect to this offering, are in compliance with existing PRC laws and regulations. The contractual arrangements set forth in “Our Corporate History and Structure – Corporate Structure and Arrangements with Our Affiliates PRC Entity” of the Preliminary Prospectus included in the Disclosure Package and the Prospectus among CDEL Hong Kong, Champion Education Technology, Champion Technology and Beijing Champion and its

shareholders, are valid and binding, will not result in any violation of PRC laws or regulations currently in effect, and are enforceable in accordance with their terms and conditions.

(q)    Each of the material contracts listed in Schedule III attached to this Agreement has been duly authorized, executed and delivered by the parties therein, and constitutes a legally valid and binding obligation of the parties therein, enforceable against the parties therein in accordance with its terms.

(r)    Ernst & Young Hua Ming, who has certified certain financial statements of the Company, its consolidated subsidiaries and Beijing Champion and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and are independent in accordance with the requirements of the United States Public Company Accounting Oversight Board.

(s)    Except as disclosed in the Disclosure Package and the Prospectus, including the risk factor set forth in “Risk Factors—Under China’s New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification could result in unfavorable tax consequences to us and our non-PRC shareholders,” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, Hong Kong or the Cayman Islands by or on behalf of the Underwriters to any Chinese, Hong Kong or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Securities, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADSs, or (D) the execution and delivery of this Agreement by the Underwriters or the Deposit Agreement.

(t)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Package and the Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Package and the Prospectus, and have consulted with its independent accountants with regards to such disclosure.

(u)    The Company has filed all national, provincial, local or foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than those for which adequate reserves have been provided.

(v)    No labor dispute with the employees of the Company, any of its subsidiaries or Beijing Champion exists or, to the best knowledge of the Company after due inquiry, is threatened, and the Company is not aware of any existing labor disturbance by the employees of any of its or the subsidiaries’ or Beijing Champion’s principal suppliers or distributors, that could have a Material Adverse Effect.

(w)    The Company, each of its subsidiaries and Beijing Champion maintain in full force and effect insurance provided by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably deems adequate; such insurance insures against such losses and risks to the extent which is adequate in accordance with customary industry practices in the locations where the Company, its subsidiaries and Beijing Champion carry out their respective businesses, to protect the Company, its subsidiaries and Beijing Champion and their respective businesses; the Company, its subsidiaries and Beijing Champion are in compliance with the terms of such insurance policies and instruments in all material respects; and there are no claims by the Company, any of its subsidiaries or Beijing Champion under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company, any of its subsidiaries or Beijing Champion has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x)    Except as disclosed in the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(y)    Except as disclosed in the Disclosure Package and the Prospectus, the Company, its subsidiaries and Beijing Champion possess all licenses, certificates, permits and other authorizations issued by the appropriate national, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the lack of which would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company, any of its subsidiaries or Beijing Champion has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z)    Except as disclosed in the Disclosure Package and the Prospectus, the Company, each of its subsidiaries and Beijing Champion maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the Company has adopted and applies corporate governance guidelines. Such internal controls have been supervised by the Company’s chief executive officer and chief financial officer, or by persons acting under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles of the United States. The internal controls are, or upon consummation of the offering of the Securities will be, overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the rules of the New York Stock Exchange Arca. Except as disclosed in the Disclosure Package and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors (the “Board”) of the Company, and is not currently aware of a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the Securities Laws, or any matter that, if determined adversely, would have a Material Adverse Effect.

(aa)    The Company, its subsidiaries and Beijing Champion maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established.

(bb)    The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc)    The Company, its subsidiaries and Beijing Champion are (i) in compliance with any and all applicable foreign, national, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law.

(dd)    Except as disclosed in the Disclosure Package and the Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company, its subsidiaries, Beijing Champion, or to any other person; the Company, its subsidiaries and Beijing Champion are in compliance with all applicable laws relating to employee benefits in all material respects.

(ee)    The Company has taken all necessary actions in order to be, upon the effectiveness of the Registration Statement, in compliance with provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and, in respect of provisions of the Sarbanes Oxley Act that are not then but will later become applicable to it, is actively taking steps in order to be in compliance with such other provisions of the Sarbanes Oxley Act when these provisions become applicable to it, at all times after the effectiveness of the Registration Statement.

(ff)    None of the Company, its subsidiaries and Beijing Champion or, to the best knowledge of the Company after due inquiry, any of their respective officers, employees, directors, representatives or agents has improperly offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official (as defined below), with the intent or purpose of: (A) influencing any act or decision of such Government Official in his official capacity, (B) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (C) securing any improper advantage, or (D) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company, its subsidiaries or Beijing Champion in obtaining or retaining business for or with, or directing business to, any person. None of the Company, its subsidiaries, Beijing Champion or, to the best knowledge of the Company after due inquiry, any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the proceeding sentence to a Government Officials in violation of either Cayman Islands, Hong Kong or PRC law against improper payments. Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a Government Official for the purpose of expediting or securing the performance of a routine governmental action by a Government Official, or any reasonable and bona fide expenditure directly related to the promotion, demonstration, or explanation of products or services or the execution or performance of a contract with a government or entity controlled by a government, shall not constitute a breach of the representation made in this subsection.

As used in this subsection, “Government Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his employee, or (D) any employee or official of an international organization.

(gg)    The operations of the Company, its subsidiaries and Beijing Champion are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or Beijing Champion with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh)    None of the Company, any of its subsidiaries, Beijing Champion or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any of its subsidiaries or Beijing Champion has conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company, any of its subsidiaries or Beijing Champion is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury, the United Nations Security Council, or

the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)    Except as disclosed in the Disclosure Package and the Prospectus, the Company, its subsidiaries and Beijing Champion own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary and material for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. Except as disclosed in the Disclosure Package and the Prospectus, (A) there are no rights of third parties to any such Intellectual Property; (B) to the best knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (C) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) and there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(jj)    Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(kk)    None of the Company, any of its subsidiaries, Beijing Champion or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Company, any of its subsidiaries, Beijing Champion or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, its subsidiaries and Beijing Champion waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement and Section 7.6 of the Deposit Agreement.

(ll)    The Company has filed with the Commission a registration statement (file number 333-152345) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. Such ADS Registration Statement, including any amendments thereto filed prior to the Execution Time, has been furnished or made available to you. Such ADS Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(mm)    Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(nn)    Except as described in the Disclosure Package and the Prospectus, including the risk factor set froth in “Risk Factors–Under China’s New EIT Law, we may be classified as a “resident enterprise” of China. Such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” of the Preliminary Prospectus included in the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands, Hong Kong and PRC law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, Hong Kong and the PRC in accordance with the Deposit Agreement, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC, will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(oo)    The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in the 2008 taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

(pp)    (i) The Disclosure Package and (ii) each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(qq)    (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(rr)    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(ss)    The Company has taken all reasonable steps to cause all of the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange relating to such shareholders’ and optionholders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(tt)    The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Based on such legal advice, the Company confirms with the Underwriters:

(A) The issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the Securities on the New York Stock Exchange Arca and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof, at the Closing Date or on each settlement date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).

(B) As of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the Securities on the New York Stock Exchange Arca, or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement.

(C) The statements set forth in the Preliminary Prospectus included in the Disclosure Package and the Prospectus under the captions “Risk Factors—General Risks Relating to Conducting Business in the PRC—If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that CSRC approval is required in connection with this offering, this offering may be delayed or cancelled, or we may become subject to penalties,” when taken together with the statements under “Regulation—Regulation of Overseas Listings,” is fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(uu)    Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, except for data released by the relevant PRC government authority, the Company has obtained the written consent to the use of such data from such sources and such consent has not been revoked.

(vv)    Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ww)    During the past three years, there has been no material relationships or transactions between the Company, any of its subsidiaries or Beijing Champion on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Disclosure Package and the Prospectus.

(xx)    The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(yy)    The choice of law provision set forth in Section 17 of this Agreement and in the Deposit Agreement is a legal and valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 18 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 of this Agreement and Section 7.6 of the Deposit Agreement.

(zz)    Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.

(aaa) The Company has not distributed and, prior to the later of the Closing Date or any settlement date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule II hereto.

(bbb) There are no affiliations or associations between any member of the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.) (the “FINRA”) and any of the officers or directors of the Company, its subsidiaries, Beijing Champion or holders of 5% or greater of the outstanding securities of the Company.

(ccc) None of the Company, any of its subsidiaries or Beijing Champion is engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(ddd) Each officer, director, shareholder and optionholder of the Company listed on Schedule IV to this Agreement has furnished to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (each such letter a “Lock-Up Agreement”).

(eee) The ADSs have been approved for listing on the New York Stock Exchange Arca, subject only to notice of issuance.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[—] per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I to this Agreement.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,312,500 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [—], 2008, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being called in this Agreement the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account(s) specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at [—], on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) certificates for the Option Securities in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account(s) specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADRs evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representatives may request upon the Closing Date and the settlement date (if different from the Closing Date).

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and reject orders in whole or in part.

5. Agreements.

The Company agrees with the several Underwriters that:

(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADS Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or the ADS Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADS Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to take any and all actions necessary or advisable in order to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADS Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)    As soon as practicable after the Closing Date, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company, its subsidiaries and Beijing Champion which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)    The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADS Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)    Beginning on the date hereof and ending on, and including, the date that is 180 days after the date hereof (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, lend, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of (or enter into any swap or other transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(h)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or rules and regulations thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

(i)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus, the ADS Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, the ADS Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the New York Stock Exchange Arca; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (excluding the fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the FINRA (excluding the fees and expenses of counsel for the Underwriters relating to such filings); (ix) all the costs and expenses relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the

Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants of the Company engaged in connection with the road show presentations, travel, accommodation and meal expenses, and other road show expenses incurred by the officers of the Company and any such consultants; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement. For the avoidance of doubt, all of the transportation and accommodation expenses incurred by or on behalf of any Underwriter representatives in connection with presentation in roadshows to prospective purchasers of the Securities will be born by the Underwriters; the Company and the Underwriters will share the cost of any aircraft chartered in connection with the road show on a per person basis.

(j)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectus included in Schedule II hereto and any electronic road show. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds” and file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act.

(l)    The Company will use its best efforts to effect and maintain the listing of the ADSs on the New York Stock Exchange Arca.

(m)  The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder. During the three-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year (if any); and the Company will furnish to the Representatives as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(n)    The Company shall use reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, residents or citizens of the PRC, to comply with the SAFE Rules and Regulations applicable to them, including without limitation, requesting each such shareholder and option holder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(o)    The Company shall at all times after the Closing Date maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements (as defined below) and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.

(p)    The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in The Depository Trust Company, pursuant to this Agreement at the Closing Date or any settlement date.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the Execution Time, the Applicable Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions:

(a)    The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted, to the best knowledge of the Company after due inquiry, or threatened.

(b)     The Company shall have requested and caused O’Melveny & Myers LLP, special U.S. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-1 hereto.

(c)     The Company shall have requested and caused Conyers, Dill & Pearman, Cayman Islands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-2 hereto.

(d)     The Company shall have requested and caused O’Melveny & Myers LLP, Hong Kong counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-3 hereto.

(e)     The Company shall have received an opinion, dated the Closing Date, of Jingtian & Gongcheng, PRC counsel for the Company, substantially to the effect set forth in Exhibit B-4 hereto and have furnished such opinion to the Representatives.

(f)     The Company shall have received a written consent letter, dated the Closing Date, authorizing the Company to release its opinion to the Representatives and have furnished such letter to the Representatives.

(g)     The Representatives shall have received an opinion, dated the Closing Date, of Latham & Watkins LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(h)     The Representatives shall have received an opinion, dated the Closing Date, of Commerce & Finance Law Offices, PRC counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(i)     The Company shall have requested and caused White & Case LLP, counsel for the Depositary, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-5 hereto.

(j)     The Company shall have furnished to the Representatives a certificate of the Company, signed by the chief executive officer and the chief financial officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADS Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date;

(ii)     the Company has complied with all agreements and satisfied all conditions on its part required to be performed or satisfied at or prior to the Closing Date;

(iii)     no stop order suspending the effectiveness of the ADS Registration Statement or the Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened or contemplated by the Commission;

(iv)     there has been no adverse legislative or regulatory developments as described in Section 6(k); and

(v)     since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(k)    The Company shall have furnished to the Representatives an officer’s certificate, signed by the chief executive officer, chief financial officer and chief accounting officer of the Company, dated the Closing Date, relating to the accuracy of certain figures and ranges disclosed in the Preliminary Prospectus and the Prospectus.

(l)    There shall not have been any material adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications that, in the judgment of the Representatives (after consultation with the Company), would make it inadvisable to proceed with the public offering or the delivery of the ADSs and Ordinary Shares being delivered at the Closing Date on the terms and in the manner contemplated in this Agreement (including any such development that results in either the PRC counsel to the Company or the PRC counsel to the Underwriters not being able to confirm, at the Closing Date, the respective opinions dated July 7, 2008 and July 15, 2008 of such counsel.

(m)    The Company shall have requested and caused Ernst & Young Hua Ming to have furnished to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, substantially to the effect set forth in Exhibit C hereto.

(n)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(m) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, its subsidiaries and Beijing Champion, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(o)    The Representatives shall have received a certificate of the Chairman of the board of directors of the Company, dated the Closing Date, to confirm that the opinion issued to the Company pursuant to Section 6(e) has not been withdrawn or modified.

(p)    The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

(q)    The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on the Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(r)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(s)    At the Execution Time, the Company shall have furnished to the Representatives a Lock-Up Agreement from each officer, director, shareholder and optionholder of the Company listed on Schedule IV to this Agreement.

(t)    The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(u)    At the Closing Date, the Securities shall have been approved for listing on the New York Stock Exchange Arca, subject only to official notice of issuance.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, the Closing Date by the Representatives and such termination shall be without liability of any party to any other party except as provided in Section 7 and except that Sections 1, 8 and 11 shall survive any such termination and remain in full force and effect. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be provided by this Section 6 shall be provided to Latham & Watkins LLP, counsel for the Underwriters, whose address is at 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong, on or prior to the Closing Date.

7. [Reserved]

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the affiliates, directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject or threatened under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADS Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, any Issuer Free Writing Prospectus, or in any Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADS Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Sections 8(a) or 8(b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Sections 8(a) or 8(b) above. In the case of parties indemnified pursuant to Section 8(a) above, counsel of the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parities shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) such settlement, compromise or consent does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in Section 8(a), Section 8(b) or Section 8(c) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus received by the Underwriters. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADS Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Underwritten Shares set forth opposite their respective names in Schedule I hereto and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADS Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default under this Agreement.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), except as disclosed in the “Recent Development” section of the Preliminary Prospectus and the Prospectus, there has been a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, its subsidiaries and Beijing Champion, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) trading in securities generally on the Nasdaq Global Market, the New York Stock Exchange or the New York Stock Exchange Arca shall have been suspended or limited or minimum or maximum prices shall have been established on either of such exchanges, (iii) a general moratorium on commercial banking activities shall have been declared by U.S. Federal, New York State, Cayman Islands, Hong Kong or PRC authorities or (iv) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, outbreak or escalation of hostilities, declaration by the United States, the Cayman Islands, Hong Kong or the PRC of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 1, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications under this Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.:(1-212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, United States Attention: General Counsel, and to Merrill Lynch, Pierce, Fenner & Smith Incorporated Equity Capital Markets (fax no.: (1-212) 449-6714) at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080; or, if sent to the Company, will be mailed, delivered or telefaxed to (86-10) 8233-7887 and confirmed to it at 18th Floor, Xueyuan International Tower, 1 Zhichun Road, Haidian District, Beijing 100083, PRC, attention of Mr. Zhengdong Zhu.

13. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative, legal counsel or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Agreement.

15. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent, advisor or fiduciary of the Company, (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (e) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it is deemed appropriate. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in any court of competent jurisdiction in the Cayman Islands.

The provisions of this Section 18 shall survive any termination of this Agreement, in whole or in part.

19. Currency. Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

24. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADS Registration Statement” shall mean the registration statement referred to in Section 1(i)(kk) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Agreement” shall mean this agreement relating to the sale of the Securities by the Company to the Underwriters.

“Applicable Time” means —:00 [a/p]m (New York City time) on July [—], 2008 or such other time as agreed by the Company and the Representatives.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, Hong Kong or the PRC.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus as generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectus, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADS Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Act Registration Statement” shall mean a registration statement filed on Form 8-A (File No. 001-34122) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Courts” shall mean each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, the State of New York, United States.

“Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the Securities referred to in Section 1(i)(a) above included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Representatives” shall mean the addressees of this Agreement.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 5(a) hereof.

“Securities” shall mean the Underwritten Securities and the Option Securities.

“Securities Laws” shall mean collectively, the Act, the Exchange Act, the rules and regulations of the Commission, the Sarbanes Oxley Act, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange Arca.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriters” shall mean the several underwriters named in Schedule I to this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

China Distance Education Holdings Limited

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

Each for itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased	Maximum Number of Option Securities to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Oppenheimer & Company Inc.
Piper Jaffray & Co.

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE III

Schedule of material contracts

Technical Support and Consultancy Services Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 1, 2004.

Equity Pledge Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Zhengdong Zhu, dated May 1, 2004.

Equity Pledge Agreement between Beijing Champion Distance Education Technology Co., Ltd. and Baohong Yin, dated May 1, 2004.

Exclusive Purchase Rights Agreement among China Distance Education Limited, Beijing Champion Hi-Tech Co., Ltd. and Zhengdong Zhu, dated May 9, 2004.

Exclusive Purchase Rights Agreement among China Distance Education Limited, Beijing Champion Hi-Tech Co., Ltd. and Baohong Yin, dated May 9, 2004.

Courseware License Agreement between Beijing Champion Hi-Tech Co., Ltd. and Beijing Champion Distance Education Technology Co., Ltd., dated August 1, 2004.

Software License Agreement between Beijing Champion Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 20, 2007.

Courseware Production Entrustment Agreement between Beijing Champion Education Technology Co., Ltd. and Beijing Champion Hi-Tech Co., Ltd., dated May 20, 2007.

Letter of Undertaking from Beijing Champion Distance Education Technology Co., Ltd. to Beijing Champion Hi-Tech Co., Ltd., dated February 13, 2008.

Letter of Undertaking from Zhengdong Zhu and Baohong Yin to Beijing Champion Distance Education Technology Co., Ltd., dated February 13, 2008.

Declaration Letter by Zhengdong Zhu, dated March 24, 2008.

Declaration Letter by Baohong Yin, dated March 24, 2008.

Power of Attorney by Zhengdong Zhu, dated March 25, 2008.

Power of Attorney by Baohong Yin, dated March 25, 2008.

Notice from Beijing Champion Distance Education Technology Co., Ltd. to Beijing Champion Hi-Tech Co., Ltd., Zhengdong Zhu and Baohong Yin, dated March 25, 2008.

Acknowledgement Letter from Zhengdong Zhu and Baohong Yin to the Registrant, dated March 25, 2008.

Acknowledgement Letter from Zhengdong Zhu and Baohong Yin to Beijing Champion Distance Education Technology Co., Ltd., dated March 25, 2008.

Shareholders Agreement among the Registrant, China Distance Education Limited, Beijing Champion Distance Education Technology Co., Ltd., Beijing Champion Education Technology Co., Ltd., Beijing Champion Hi-Tech Co., Ltd., Champion Shine Trading Limited, Empire China Limited, Zhengdong Zhu, Hongfeng Sun, Baohong Yin, Orchid Asia III, L.P., Orchid Asia Co-Investment Limited, and Artson Limited, dated March 7, 2008.

SCHEDULE IV

Zhengdong Zhu

Baohong Yin

Hongfeng Sun

Xiaoshu Chen

Ruirong Yang

Jianming Shi

Yanping Chang

Liankui Hu

Carol Yu

Ping Wei

Winghong Chan

Union Fortune Investment Limited

Champion Shine Trading Limited

Champion International Holdings Limited

Orchid Asia III, L.P.

Orchid Asia Co-Investment Limited

Artson Limited

Easerich Group Limited

Bertelsmann Asia Investments AG

EXHIBIT A

[Letterhead of officer, director or shareholder of

China Distance Education Holdings Limited]

China Distance Education Holdings Limited

Public Offering of Ordinary Shares represented by American Depositary Shares

, 2008

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

As Representatives of the several Underwriters,

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement between China Distance Education Holdings Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of Ordinary Shares, $0.0001 par value per share, of the Company, represented by American Depositary Shares (“ADSs”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, lend, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, or enter into any swap or other transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) (collectively, “Transfer”) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs (the “Lock-up Securities”), or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

Notwithstanding the second paragraph of this Agreement, (i) the sale of Ordinary Shares in the form of ADSs by a selling shareholder under the Underwriting Agreement, (ii) any Transfer of ADSs purchased directly from the Underwriters in the Offering or (iii) any Transfer of ADSs acquired by the undersigned in open market transactions after the completion of the Offering shall not be subject to this Agreement (as defined below).

Notwithstanding the second paragraph of this Agreement, and subject to the conditions below, the undersigned may transfer the Lock-up Securities, as set forth in (a) and (b) below, without the prior consent of the Representatives, (a) as a bona fide gift by an individual to a donee or a transfer by an entity to an affiliate that does not involve a disposition for value, provided that such donee or affiliate agrees to be bound in writing by the restrictions set forth herein, or (b) as dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust or immediate family member agrees to be bound in writing by the restrictions set forth herein. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above (the “Agreement”) shall likewise be terminated.

EXHIBIT B-1

Form of U.S. Counsel Opinion for the Company to be delivered pursuant to Section 6(b)

EXHIBIT B-2

Form of Cayman Islands Counsel Opinion for the Company to be delivered pursuant to Section 6(c)

EXHIBIT B-3

Form of Hong Kong Counsel Opinion for the Company to be delivered pursuant to Section 6(d)

EXHIBIT B-4

Form of PRC Counsel Opinion for the Company to be delivered pursuant to Section 6(e)

EXHIBIT B-5

Form of Depositary Counsel Opinion to be delivered pursuant to Section 6(i)

EXHIBIT C

Letters to be delivered by Ernst & Young Hua Ming pursuant to Section 6(l)